UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 21, 2024

(Date of earliest event reported)

IDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10235	36-3555336
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Suite 301

Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 498-7070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	IEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 4.950% Senior Notes due 2029

On August 21, 2024, IDEX Corporation (the “Company”) completed an underwritten public offering of $500.0 million in aggregate principal amount of its 4.950% Senior Notes due 2029 (the “Notes”). The offering of the Notes was made pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-277309) filed on February 23, 2024 and related prospectus supplement filed with the Securities and Exchange Commission on August 7, 2024. The Notes were issued under an Indenture, dated as of December 6, 2010 (the “Base Indenture”), between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of August 21, 2024 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The net proceeds from the offering were approximately $495.0 million, after deducting the underwriting discount and estimated offering expenses of approximately $1.7 million payable by the Company. The Company intends to use the net proceeds from the offering, together with available revolving credit facility borrowings and cash on hand, to (i) fund the cash consideration payable by the Company to consummate its previously announced acquisition of all of the issued and outstanding capital stock of Mott Corporation and its subsidiaries (the “Mott Acquisition”) and (ii) pay fees and expenses in respect of the foregoing.

The Notes will bear interest at a rate of 4.950% per annum, which will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2025. The Notes will mature on September 1, 2029. Prior to August 1, 2029 (the “Par Call Date”), the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Supplemental Indenture) plus 20 basis points, less interest accrued to the date of redemption, and (b) 100% of the principal amount of the Notes to be redeemed; plus accrued and unpaid interest on the Notes to, but excluding, the redemption date. On or after the Par Call Date, the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The Notes will not have the benefit of any sinking fund.

If (i) the Mott Acquisition is not consummated on or before the later of (x) November 20, 2024 or (y) such later date to which the outside date under the Mott Acquisition Agreement (as defined in the Supplemental Indenture) may be extended in accordance with the terms thereof, any such extension to be set forth in an officer’s certificate delivered to the Trustee prior to the close of business on November 20, 2024 (the later of (x) and (y) being referred to herein as the “Special Mandatory Redemption End Date”), (ii) prior to the Special Mandatory Redemption End Date, the Mott Acquisition Agreement is terminated according to its terms without the closing of the Mott Acquisition or (iii) the Company otherwise notifies the Trustee in writing that the Company will not pursue the consummation of the Mott Acquisition, then the Company will be required to redeem all of the outstanding Notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date.

If the Company experiences a “Change of Control Triggering Event” (as defined in the Supplemental Indenture), the Company must offer to repurchase all or any part of the Notes (unless otherwise redeemed) at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company may issue additional debt securities from time to time pursuant to the Indenture. The Indenture and Notes contain covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, sales, conveyances, transfers or leases of all or substantially all the Company’s assets. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be due and payable immediately.

The Notes are senior, unsecured obligations of the Company and will be (i) equal in right of payment to all of the Company’s existing and future senior unsecured indebtedness, (ii) senior in right of payment to all of the Company’s existing and future subordinated indebtedness and (iii) effectively subordinated in right of payment to the Company’s future secured indebtedness to the extent of the value of the Company’s assets and the assets of its subsidiaries securing such indebtedness. The Notes are not guaranteed by any of the Company’s subsidiaries and are therefore structurally subordinated in right of payment to all of the existing and future indebtedness and other liabilities of the Company’s subsidiaries.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Base Indenture, the Supplemental Indenture and the form of 4.950% Senior Notes due 2029, a copy of each of which is filed or incorporated by reference, as the case may be, as Exhibits 4.1, 4.2 and 4.3 hereto, and is incorporated herein by reference. In connection with the issuance of the Notes, Sidley Austin LLP provided the Company with the legal opinion attached hereto as Exhibit 5.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of December 6, 2010, by and between IDEX Corporation and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of IDEX Corporation filed December 7, 2010).

4.2	Fifth Supplemental Indenture, dated as of August 21, 2024, between the Company and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee.

4.3	Form of 4.950% Senior Note due 2029 (included as Exhibit A in Exhibit 4.2 hereto).

5.1	Opinion of Sidley Austin LLP.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEX CORPORATION

By:	/s/ Abhishek Khandelwal
Name:	Abhishek Khandelwal
Title:	Senior Vice President and Chief Financial Officer

Date: August 21, 2024

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